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                                                                    Exhibit 21

SUBSIDIARIES


Name                             Jurisdiction
----                             ------------
Phone.com (Europe) Ltd.          United Kingdom

Phone.com Japan K.K.             Japan

APiON Telecoms Ltd.              United Kingdom
